Crucell Extraordinary General Meeting of Shareholders Amsterdam, 10 December 2010

Disclaimer The presentation contains forward-looking statements that involve inherent risks and uncertainties. We have identified a number of important factors that may cause actual results to differ materially from those contained in such forward-looking statements. For information relating to these factors please refer to our Form 20-F, as filed with the US Securities and Exchange Commission (SEC) on April 7, 2010, in the section entitled ‘Risk Factors’. The Company prepares its financial statements under International Financial Reporting Standards (IFRS). In addition, we refer to the disclaimers which are included in the Offer documents and filings related to the Offer, filed with the SEC. Deze presentatie bevat op de toekomst gerichte verklaringen, die inherente risico’s en onzeker-heden met zich brengen. Wij hebben bepaalde belangrijke factoren geïdentificeerd, die tot gevolg kunnen hebben dat huidige resultaten materieel afwijken van de resultaten die in dergelijke, op de toekomst gerichte verklaringen zijn opgenomen. Voor informatie met betrekking tot deze factoren verwijzen wij u graag naar onze Form 20-F, zoals ingediend bij de Amerikaanse Securities and Exchange Commission (SEC) op 7 april 2010, en in het bijzonder de paragraaf getiteld ‘Risk Factors’. Crucell N.V. stelt haar financiële verklaringen op volgens internationale financiële verslaggevings-richtlijnen (IFRS). Tevens verwijzen wij u naar de disclaimers welke zijn opgenomen in de Biedingsdocumenten en Aan de Bieding gerelateerd documenten, zoals zijn ingediend bij de SEC. 2

Agenda 1. Opening and announcements 2. Discussion of the Offer a. Strategic review b. Statement by Johnson & Johnson c. Valuation of the Offer d. Tender Offer process 3. Question & Answer Session 4. Closing

Opening and announcements Mr. J.P. Oosterveld Chairman Supervisory Board

Agenda 1. Opening and announcements 2. Discussion of the Offer a. Strategic review b. Statement by Johnson & Johnson c. Valuation of the offer d. Tender Offer process 3. Question & Answer Session 4. Closing

Agenda item 2a Strategic review Ronald H.P. Brus President & Chief Executive Officer

Crucell’s mission Combating infectious diseases by bringing meaningful innovation to global health

World-wide trends affecting health and well-being Globalization and urbanization Vector- and waterborne diseases like dengue fever and cholera, typhoid and respiratory diseases like TB affect especially the urban poor Mobility and ease of travel Increased dissemination of infectious diseases like TB and Flu (pandemic) Increased risk for holiday spoils Climate change and weather extremes Increase in incidence or change in geographical distribution of vector-borne diseases like malaria and dengue fever Population growth and aging Increase in food and waterborne infections causing intestinal diseases like cholera, typhoid fever and hepatitis A Sources: Impact of migration on infectious diseases in Europe. European Academies Science Advisory Council, August 2007 http://www.who.int/csr/disease/dengue/impact/en/index.html

Global burden of infectious diseases Crucell is an innovator in this field Every year nearly 2 million people die of TB Ad35-TB: first virus vector safe in newborns An end to Flu? Towards an universal flu vaccine Every year nearly 2 million people die of Malaria Malaria vaccine: second generation partnered with frontrunner GSK Every year nearly 2 million people die of AIDS AIDS vaccine: best science-based program Sources: www.who.int, www.stoptb.org, www.usaid.gov, www.worldbank.org

Crucell’s pipeline Pre-clinical Phase I Phase II Phase III Marketing & sales Vaccines in development: Flavimun® own Tuberculosis own Malaria GSK/own Ebola and Marburg own HIV own Universal influenza JNJ/own RSV JNJ/own HPV JNJ/own Influenza seasonal own Antibodies in development: Rabies antibody combination Fast Track sanofi/own Influenza antibodies JNJ/own Hepatitis C antibodies own

Crucell’s marketed vaccines registered in 80+ countries Paediatric Travel & Endemic Respiratory Quinvaxem® Epaxal® Hepatitis A vaccine Pentavalent vaccine Epaxal® Junior Hepatitis A vaccine Inflexal® V Epaxal® Junior Influenza vaccine Hepatitis A vaccine Third party distribution Hepavax-Gene® Hepatitis B vaccine Vivotif® Typhoid vaccine Dukoral® Gardasil® MoRu-Viraten® Cholera & ETEC Recombinant Prolastin® Measles/Rubella vaccine HPV vaccine AAT protein vaccine

Strong revenue growth 36% annual average growth rate since 2005 This growth has, in 2009, enabled Crucell to: • Distribute its vaccines to a vast number of people worldwide, • Thereby preventing more than 3.6 mln cases of infectious disease, • And preventing over 819,000 deaths* * Figures based on Quinvaxem®, Hepavax-Gene®, Inflexal® V, Epaxal® and Vivotif®

Modest revenue growth going forward forecasted 10-15% average annual growth rate after 2009 647 597 589 553 441 — 15% 10 358 358 6% 3 283 213 141 38 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 € mln

Vaccine industry challenges vaccine industry demands size and scope Industry challenges: • Competition from large pharmaceutical companies • NGOs’ preference for suppliers from developing countries • Quality of manufacturing and consistency of supply • Long and capital-intensive development cycles for new products • Significant investments required for further development Others 2% 14.1% ( $0.4 bln) ( $3.1 bln) 24.7% ( $5.5 bln) 10.8% ( $2.4 bln) 13.1% 18.9% ( $2.9 bln) ($4.2 bln) 16.4% ( $3.6 bln) Source revenues: 2010 Kalorama Information

Research & development cycle significant funding and time needed Identify Produce Pre-Clinical Proof of Registration/ Phase I Phase II Phase III File Antigens Antigens Testing Concept Post Marketing Research (incl. immunology) Pre-clinical development (incl. formulation science) Clinical development (incl. post marketing surveillance) Transfer process to manufacturing Built facility x x Up to $10-20 mln Up to $50-100 mln Up to $0.5-1 bln x x x 1-10 yrs 2-3 yrs 2-4 yrs 1 yr Source: IFPMA 15

Continuously explored strategic alternatives • R&D investment increased to exploit all pipeline opportunities • Limited resources available • Explored business combinations, including a merger with major pharma company, to accelerate growth • Few attractive and affordable M&A options • Crucell and Johnson & Johnson 2009 collaboration is value-enhancing for both • Johnson & Johnson acquired an 17.9% stake at €20.63 per share • Access to Crucell’s early-stage R&D for flu-mAb, universal flu vaccine, RSV vaccine, HPV vaccine and additional target

Next step of successful relationship an ideal combination • Existing successful relationship strong basis for future success • Johnson & Johnson will invest in Crucell • Johnson & Johnson expects Crucell to become the center for vaccines within Johnson & Johnson • Crucell will retain its entrepreneurial culture whilst enjoying significant opportunities within the Johnson & Johnson ‘Family of Companies’ • Johnson & Johnson has a proven track record in acquisitions • Crucell’s innovative products, pipeline and technologies provide Johnson & Johnson further access to vaccine know-how and expertise • Expanding our ability to offer preventive healthcare solutions for unmet medical needs on a global basis Together we will put the needs and well-being of the patients first, to lead the way to a healthier world

Attractive offer to all stakeholders • Johnson & Johnson has made an offer to acquire Crucell • All cash offer of €24.75 per share for all outstanding shares Johnson & Johnson does not already own • Crucell will become part of the Johnson & Johnson ‘Family of Companies’ • A wholly-owned subsidiary • With access to Johnson & Johnson’s significant infrastructure and resources

Benefits to shareholders Shareholders gain immediate and certain value • Cash Offer • No financing conditions or contingencies • Significant premium to share price prior to Offer • Superior value to Crucell stand-alone value

Benefits to partners and customers Partners/customers benefit from Johnson & Johnson’s global platform and significant resources • Johnson & Johnson recognizes the value of Crucell’s partners • Johnson & Johnson’s global presence maximizes opportunities to work together • Significant resources to support partner relationships • R&D experience and resources to accelerate and expand pipeline development • M&S organization to support existing customers and broaden global presence

Benefits to employees Employees can expect to generally maintain staffing levels • Retain Crucell’s senior management • Generally maintain Crucell’s current employment levels • No impact on the existing labor terms • Crucell will retain its entrepreneurial culture • Significant opportunities within the Johnson & Johnson family of companies Works Council formal recommendation • Works council has carefully weighed all available information • Concluded that proposed takeover is in the interests of Crucell overall • as a company • for all employees • Unanimous support for Johnson & Johnson’s proposed bid for Crucell

Benefits to the community Community benefits from Johnson & Johnson’s presence • Leiden to remain headquarters of Crucell • Johnson & Johnson is known to invest in the communities in which its employees live and work • Johnson & Johnson intends to continue this longstanding policy of good corporate citizenship

Conclusion Crucell will become part of a global leader in pharmaceuticals and biotechnology • Johnson & Johnson will invest in Crucell • Johnson & Johnson expects Crucell to become the center for vaccines within Johnson & Johnson • With access to Johnson & Johnson’s significant infrastructure and resources • Creating the best opportunity to continue our growth • And together expanding the vaccine business focus on infectious disease prevention Management Board and Supervisory Board unanimously recommend shareholders to accept the Offer

Agenda item 2b Statement by Johnson & Johnson

Paul Stoffels, M.D. Global Head, Research and Development, Pharmaceuticals

Johnson & Johnson Founded in 1886, Headquartered in New Brunswick, NJ • Global leader in health care • 3 business segments • More than 250 operating companies • In 60 countries • Selling products in more than 175 countries • 114,000 employees worldwide 26 26

Pharmaceuticals Segment • Global leader in pharmaceuticals and biotechnology • Five therapeutic areas: — Neuroscience — Cardiovascular disease and metabolism — Immunology — Infectious disease and vaccines — Oncology

Enhancing Portfolio Through Strategic Investments and Acquisitions Infectious Diseases Immunology

Enhancing Portfolio Through Strategic Investments and Acquisitions Vaccines Vision: Build a Vaccine Business focused initially on critical Infectious Disease prevention, recognizing the unique requirements of developed and emerging markets.

Our Plans for Crucell • Intend to keep Crucell as center for vaccines within Johnson & Johnson • Expect to retain senior management • Expect to generally maintain current employment levels • Offer is beneficial to all stakeholders — Shareholders — Employees — Partners — Local community — Patients and customers worldwide

Our Expectations for Crucell Growth • Johnson & Johnson offers excellent opportunity for next phase of growth and expects to: — Invest in the development of Crucell’s products and pipeline — Provide access to our late stage development capabilities — Offer global regulatory expertise — Leverage our infrastructure, scale, and extended geographic reach to deliver products to patients globally

Community • Investment in life sciences — Expertise and jobs — Capacity • Focus on our people • Good corporate neighbour

My Experience with Tibotec • Began in 1994 in Mechelen, Belgium • Acquired by Johnson & Johnson in 2002 • Two next-generation anti-retrovirals launched, and third in registration • Grown to become one of the leading companies in HIV/AIDS • With continued investment poised to become leader in Hepatitis C Tiko Kerr Vancouver artist with HIV

In Summary • Global leader in healthcare • Worldwide presence • Track record of successfully transitioning acquisitions into Johnson & Johnson family of companies • New platform for growth • Center for vaccines in Leiden • Common vision for health

Johnson & Johnson

Agenda item 2c Valuation of the Offer Leonard Kruimer Chief Financial Officer

Analysis of the Johnson & Johnson bid Company performance and details of the Offer Valuation methodology and analysis Valuation and business risks Conclusion

Jun- 0 200 400 600 800 1000 1200 03 Oct- 03 Feb-04 Ju n-04 Oc t-04 Feb-05 Ju n-05 Oct-05 Feb-06 Ju n-06 Oct -06 Feb -07 Ju n-07 Oct-07 Feb-08 Ju n-08 Oc t-08 Share price performance Feb-09 Ju n-09 Oct-09 Feb-10 Ju n-10 Oct -10 17 Sept 2010 Intended Offer, Announcement AEX Crucell disease strategy’ ‘infectious Prior to 30_June_2003 €89 mln since current management and ‘infectious disease strategy’ of the Offer announcement Prior to 16_Sept_2010 €1.3 bln Market Capitalization Crucell outperformed the market prior to bid

Details of the Offer Johnson & Johnson has made an offer to acquire Crucell at €24.75 per share Offer for all outstanding shares All cash offer without financing conditions Valuing total company at €2.2 billion Johnson & Johnson owns 17.9% of shares today Offer price represents substantial premium over market value: 58% premium over closing price of ordinary shares on 16 September 2010* 68% premium over average closing price over the twelve-months period ending on 16 September 2010

Valuation methodology approach Range of different financial and comparative analysis used Assumptions on range of variables influence value Qualitative judgments applied Specific context of this transaction Leading to valuation ranges

Financial and comparative analyses Historical share price analysis Comparison to analyst price targets Comparable company analysis Precedent transaction analysis Transaction premium analysis Internal valuation and sum of the parts analysis

Results highly dependent on Quinvaxem® Operating profit/(loss) 39.0 7.4 € mln 2005 2006 2007 2008 2009 2010E (17.3) (20 — 25) (49.5) (97.4)

Crucell Korean facilities Quinvaxem® and Hepavax-Gene® Shingal (‘old’ facility) Quinvaxem® formulation and Hepavax-Gene® bulk Quinvaxem® and Hepavax-Gene® vial filling Quinvaxem® in 100 liter bulk bags, for external vial filling in 2011 Shingal manufacturing issue Early August 2010 a contamination occurred after power failures Root cause established; facility cleaned and restarted End of September 2010 a second contamination occurred Root cause being investigated Temporary hold on shipments of Quinvaxem® and Hepavax-Gene®; remedies being put in place Incheon (‘new’ greenfield facility) Commissioning and validation ongoing; Not impacted

Consideration on valuation and risks Pipeline products are relatively early stage First commercial launch expected in 2015 Significant development costs Clinical development and regulatory review entails significant risks Associated risk of early-stage development Limited revenue growth expected Potential sales from new products as of 2015 Limited other value creation triggers

Historical share price performance Price Volume in Thousands €26 10,000 €24 9,000 €22 8,000 €20 7,000 €18 6,000 €16 5,000 €14 4,000 €12 3,000 €10 2,000 €8 1,000 €6 0 11/26/2007 8/26/2008 5/27/2009 2/25/2010 11/26/2010 Crucell N.V. Volume Traded

Premium compared to analyst targets Price Target per Share € 30 Johnson & € 25 Johnson Offer €24.75 € 20.93 € 20.13 € 20.00 € 19.50 € 20 € 17.00 € 17.00 € 18.00 € 17.50 € 17.00 € 16.00 Pre- € 15.50 Announcement € 15 € 15.00 € 14.00 € 13.90 € 14.80 Closing Price €15.70 € 10 € 5 € 0 Rabobank Petercam Jefferies BofA-M L ABN Amro UBS RBS Exane BNP Needham M adison Kempen Goldman SNS ING Fortis Paribas Williams Sachs Securities Date: 13/9/10 3/9/10 23/8/10 23/8/10 19/8/10 18/8/10 18/8/10 18/8/10 17/8/10 17/8/10 4/8/10 22/6/10 12/5/10 12/5/10 12/5/10 Rating: Buy Buy Hold Sell Sell Hold Buy Hold Buy Buy Hold Hold Hold Hold Hold

Comparable company multiples Summary of comparable company EBITDA multiples EV / 2011E EBITDA 20.0x 17.6x 15.0x 12.6x 10.7x 10.0x 8.6x 7.5x 5.0x 0.0x High Mean Median Low Crucell (Unaffected share price Summary of comparable company PE multiples as of 16/9/10) Price / 2011E EPS 40.0x 29.7x 30.0x 24.0x 20.0x 17.4x 17.4x 10.1x 10.0x 0.0x High Mean Median Low Crucell (as of 16/9/10) Note: Comparable company market values as of 4 October 2010. Crucell multiples based on pre-announcement market values and equity research estimates as of 16 September 2010. 47 Comparable companies include Swedish Orphan Biovitrum, Stallergenes, ALK-Abello, Biotest, Actelion, and Ipsen. Intercell excluded due to non-meaningful EBITDA and EPS multiples.

Precedent vaccine transaction analysis Precedent Vaccine Transactions Summary of Selected Transaction EBITDA Multiples Target Acquiror EV / FY+1 EBITDA Acambis Sanofi-Aventis 30.0x Chiron Novartis 23.0x Berna Biotech Crucell 20.0x 17.5x ID Biomedical GlaxoSmithKline 13.0x Corixa GlaxoSmithKline 10.0x Powderject Chiron 0.0x Rhein Biotech Berna Biotech High Low Crucell / J&J Implied Share Price Range Share Price Range €30 €24.75 €20.00 €20 €16.00 €10 €0 High Low Crucell / J&J Note: Crucell multiples based on pre-announcement equity research estimates as of 16 September 2010. 48 FY+1 reflects next fiscal year estimates for transactions with announcement dates past June 30.

Comparable transaction premia Summary of vaccine premia paid One-Day Premia 80% 65.2% 57.7% 60% 40% 32.7% 29.2% 20% 13.6% 0% High Mean Median Low Crucell / J&J Summary of Dutch premia paid One-Day Premia 125% 114.1% 100% 75% 57.7% 50% 43.3% 37.5% 25% 12.6% 0% High Mean Median Low Crucell / J&J Note: Crucell multiples based on pre-announcement equity research estimates as of 16 September 2010. FY+1 reflects next fiscal year estimates for transactions with announcement dates 49 past June 30. Vaccine transactions include Acambis/Sanofi, Chiron/Novartis, Berna/Crucell, ID Biomedical/GSK, Corixa/GSK, Powderject/Chiron, and Rhein Biotech/Berna.

Conclusion Offer price of €24.75 per share is attractive and represents substantial premium All cash offer Premium of bid is substantial Compared to stock price before bid Compared to analyst price targets Compared to comparable companies and precedent transactions 50

Agenda item 2d Tender Offer process Robert Jan Lijdsman Allen & Overy 51

Timeline Offer 9 December Start of acceptance period (10 weeks) 10 December Initial informational EGM, in Amsterdam 8 February Offer EGM, in Amsterdam Okura Hotel (at least 6 business days prior to end of acceptance period) 16 February End of acceptance period (unless extended due to non-fulfillment certain Offer conditions) 22 February Public announcement of offer status and possible extension (Post-acceptance period starts within 3 business days after the bid is declared unconditional) End of March Post Offer EGM

Offer EGM 8 February 2011 Discussion of Offer Voting on Governance Resolutions Acceptance dismissal and discharge Supervisory Directors as per Unconditional Date Appointment new Supervisory Directors as per Unconditional Date Certain Amendments to the Articles of Association Positive vote on Governance Resolutions is Offer Condition Record Date 11 January 2011 Shareholders that wish to attend should notify Crucell ultimately on 3 February 2011

Accepting the Offer tendering ordinary shares and ADSs Holders of ordinary shares will be contacted by their financial intermediary describing mechanics of the Offer how to tender shares and grant Proxies relating to the Asset Sale or to opt out if they would not wish to grant a Proxy The process through which shareholders will be informed by their financial intermediary might differ as each financial intermediary may have different internal procedures Holders of ADSs in registered form or in book-entry form will receive an ADS letter of transmittal from the US Settlement Agent pursuant to which they may tender their ADSs and be deemed to concurrently grant a proxy with respect to all of such tendered ADSs, unless they affirmatively specify otherwise More information with respect to the tender / proxy process for holders of ordinary shares and ADS is provided in the Offer Document

Declaring Unconditional The Offer will be declared unconditional within 3 Business Days following the end of the acceptance period if Offer Conditions are fulfilled Offer Conditions include: Acceptance level of 95% or Acceptance level 80% if IRS Ruling has been obtained and Proxies representing 80% of shares have been granted No material adverse effect All anti-trust approvals having been obtained Governance resolutions having been approved in Offer EGM

Extension The Acceptance Period may be extended if Offer Conditions are not fulfilled The Acceptance Period must be extended if certain Offer Conditions are not fulfilled including: Acceptance level 95% (or 80% in case IRS ruling will be obtained) No material adverse effect All anti-trust approvals having been obtained

Subsequent Offer Period After the Offer is declared unconditional a subsequent offer period will be declared of maximum of 2 weeks in which shareholders may tender their shares in accordance with the terms of the Offer

Post Offer EGM If Johnson & Johnson declares Offer unconditional at an acceptance level of 95% it may opt for an Asset Sale Asset Sale requires approval of general meeting of shareholders Asset Sale will be resolved upon in Post Offer EGM Proxies granted concurrently with tender will allow Johnson & Johnson to vote in favor of Asset Sale in Post Offer EGM

Other Post Closing Restructuring Measures If Johnson & Johnson declares Offer unconditional at an acceptance level of 95% it will initiate Buy-Out Proceedings If Johnson & Johnson declares the Offer unconditional at an acceptance level of 95% it may also opt for any other Post Closing Restructuring to obtain 100% of the shares and/or business of Crucell including: Statutory (cross-border or domestic) legal (triangular) merger (juridische (driehoeks-) fusie) Liquidation of Crucell Statutory legal de-merger (juridische splitsing) and/or Any other measure legally permitted to acquire 100% control Post Closing Restructurings other than the Asset Sale and Buy-Out Proceedings require the approval of the Continuing Crucell Supervisory Directors (Mr. Oosterveld and Mr. Hoevenaars)

Agenda 1. Opening and announcements 2. Discussion of the Offer a. Strategic review b. Statement by Johnson & Johnson c. Valuation of the Offer d. Tender Offer process 3. Question & Answer Session 4. Closing

Agenda 1. Opening and announcements 2. Discussion of the Offer a. Strategic review b. Statement by Johnson & Johnson c. Valuation of the Offer d. Tender Offer process 3. Question & Answer Session 4. Closing

Crucell Combating infectious diseases by bringing meaningful innovation to global health

FORWARD LOOKING STATEMENTS This presentation contains “forward-looking statements”. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Johnson & Johnson’s expectations and projections. Risks and uncertainties include general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; and trends toward health care cost containment. A further list and description of these risks, uncertainties and other factors can be found in Exhibit 99 of Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended January 3, 2010. Copies of this Form 10-K, as well as subsequent filings, are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Johnson & Johnson does not undertake to update any forward-looking statements as a result of new information or future events or developments.

ADDITIONAL INFORMATION On December 8, 2010, JJC Acquisition Company B.V. (the “Offeror”), a wholly owned subsidiary of Johnson & Johnson, commenced a cash tender offer (the “Offer”) to acquire all of the issued and outstanding ordinary shares (“Ordinary Shares”) in the capital of Crucell N.V. (“Crucell”), including all Ordinary Shares represented by American depositary shares (each, an “ADS”), on the terms and subject to the conditions and restrictions contained in the Offer Document dated December 8, 2010 (the “Offer Document”). Shareholders who accept the Offer and tender Ordinary Shares will be paid, on the terms and subject to the conditions and restrictions contained in the Offer Document, an amount equal to €24.75, net to the Shareholders in cash, without interest and less any applicable withholding taxes (the “Offer Price”) in consideration of each Ordinary Share, subject to the Offeror declaring the Offer unconditional. Shareholders who accept the Offer and tender ADSs will be paid, on the terms and subject to the conditions and restrictions contained in the Offer Document, an amount equal to the U.S. dollar equivalent of the Offer Price, calculated by using the spot market exchange rate for the U.S. dollar against the Euro on the date on which funds are received by Computershare Trust Company, N.A. to pay for ADSs upon completion of the Offer, in consideration of each ADS, subject to the Offeror declaring the Offer unconditional. The offer and withdrawal rights will expire at 17:45 hours Dutch time (11:45 a.m. New York time), on February 16, 2011, unless extended in the manner set forth in the Offer Document. This communication is neither an offer to purchase nor a solicitation of an offer to sell shares of Crucell, nor shall there be any sale or purchase of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offer is being made pursuant to the tender offer statement on Schedule TO (including the Offer Document, a related ADS letter of transmittal and tender and proxy form, and other relevant materials) filed by the Offeror with the U.S. Securities and Exchange Commission (“SEC”) on December 8, 2010.

ADDITIONAL INFORMATION SHAREHOLDERS OF CRUCELL ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER. Copies of Johnson & Johnson’s filings with the SEC may be obtained at the SEC’s web site (www.sec.gov) or by directing a request to Johnson & Johnson at Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, NJ 08933, U.S.A. (Attention: Corporate Secretary’s Office). The Offer Document is available free of charge on the website of Crucell at www.crucell.com. Hard copies of the Offer Document will also be available at the offices of Crucell at Archimedesweg 4-6, 2333 CN Leiden, the Netherlands; at the offices of the Dutch Settlement Agent, ING Bank N.V., Bijlmerdreef 888 1102 MG Amsterdam, the Netherlands (Attention: Sjoukje Hollander/Remko Los), telephone: + 31 20 563 6546 / + 31 20 563 6619, email: iss.pas@ing.nl); and at the offices of the U.S. Settlement Agent, Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021.